UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2004

UNITED INDUSTRIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-4252	95-2081809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 INDUSTRY LANE, HUNT VALLEY, MD		21030
(Address of principal executive offices)		(Zip Code)

(410) 628-3500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On August 16, 2004, Fleet Capital Corporation (currently known as Bank of America Business Capital Corporation), United Industrial Corporation (the “Company”) and certain of its subsidiaries entered into a ninth amendment to that certain Loan and Security Agreement dated as of June 28, 2001, by and among such entities (the “Loan Agreement”). Pursuant to the ninth amendment to the Loan Agreement, the Company may make common stock repurchases in an aggregate amount of $30 million, which amount represents an increase of $10 million over the amount previously approved in the eighth amendment to the Loan Agreement.

Section 8 – Other Events

Item 8.01.  Other Events.

On Wednesday, September 8, 2004, the Registrant issued a press release announcing that it plans to offer $100 million in aggregate principal amount of convertible senior notes due 2024 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

10.1

Ninth Amendment to the Loan Agreement dated as of August 16, 2004 among the Company and certain of its subsidiaries, as Borrowers, and Fleet Capital Corporation (currently known as Bank of America Business Capital Corporation), as Lender.

99.1	Press release dated September 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Industrial Corporation

By:	/s/ Jonathan A. Greenberg
Jonathan A. Greenberg
Vice President, General Counsel and
Secretary

Date:  September 8, 2004